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   [LETTERHEAD OF MINTZ LEVIN COHN FERRIS GLOVSKY AND POPEO PC APPEARS HERE]


                                                            August 24, 1998





Kobrick-Cendant Investment Trust
101 Federal Street
Boston, Massachusetts 02110

Dear Sirs:


     We are furnishing this opinion with a view to your filing the same or duplicates thereof with the Securities and Exchange Commission, Washington, D.C., in connection with the filing of an amendment to a Registration Statement on Form N-1A/A, constituting Post-effective Amendment No. 2 to your 1933 Act Registration Statement and Amendment No. 4 to your 1940 Act Registration Statement, by you with said Commission with which this opinion or duplicates thereof are to be filed. Said Registration Statement Amendment is being filed by Kobrick-Cendant Investment Trust (the "Trust") to register under the Securities Act of 1933, as amended, an indefinite number of shares of beneficial interest ("Shares") in the Kobrick-Cendant Growth Fund series of the Trust, said Shares to be in addition to Shares in the Kobrick-Cendant Capital Fund and the Kobrick-Cendant Emerging Growth Fund series of the Trust, which were registered pursuant to the Registration Statement as initially filed on Form N-1A.

     We act as your legal counsel and have examined all such records, papers and documents as we believe necessary in order to enable us to render the opinion set forth below.

     On the basis of the foregoing we are of the opinion that:

     1. The Trust was duly organized and is a lawfully existing business trust under the laws of the Commonwealth of Massachusetts.

     2. The Trust has authorized capital stock consisting of an unlimited number of shares of beneficial interest.
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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

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     3.  The Shares of Kobrick-Cendant Growth Fund to be sold pursuant to such
Registration Statement Amendment are duly authorized and, when issued and sold as described in such Registration Statement Amendment will be, legally and validly issued, fully paid and nonassessable.

                                                      Very truly yours,

                                                 \s\ Mintz, Levin, Cohn, Ferris,
                                                         Glovsky and Popeo, P.C.

                                                     MINTZ, LEVIN, COHN, FERRIS,
                                                         GLOVSKY AND POPEO, P.C.